Exhibit 99.1

METABOLIX ANNOUNCES PROMOTION OF JOHAN VAN WALSEM

TO CHIEF OPERATING OFFICER

Cambridge, Massachusetts, July 17, 2013 – Metabolix, Inc. (NASDAQ: MBLX), an innovation-driven bioscience company delivering sustainable solutions to the plastics, chemicals and energy industries, announced today that Johan van Walsem has been promoted to the position of Chief Operating Officer (COO), effective Monday, July 22. In this newly created role, Mr. van Walsem will be responsible for the management of the Company’s biopolymers, biobased chemicals and crops businesses, as well as the key functional areas that enable these businesses to perform. He will continue to report to Metabolix President and Chief Executive Officer, Richard P. Eno.

“We are excited to appoint Johan to the position of COO of Metabolix, where he has taken on increasing levels of responsibility throughout his tenure,” said Mr. Eno. “He has led critical functions across each of our three business platforms: biopolymers, biobased chemicals and crops, and as a result, will be able to very effectively integrate our functional expertise for maximum commercial impact.

“During the past 16 months, we have redefined our biopolymer commercial strategy around high-value markets, set up global supply chains for biopolymers, built the initial customer base and advanced our manufacturing technology to lower overall costs,” Mr. Eno said. “We also have continued to achieve technical milestones in our biobased chemicals platform and have the potential to create a highly differentiated chemicals business. The creation of the chief operating officer role allows for clear focus on the execution of these businesses. I look forward to working together with Johan to drive further growth in the coming years.”

Mr. van Walsem most recently served as the Company’s Vice President of Manufacturing and Product Development. He has more than 20 years of experience in the processing industry, with more than 15 years’ experience leading development and manufacturing efforts for large-scale, fermentation-based processes. He also has been integral in the development of the manufacturing process for the Company’s Mirel biopolymer products. He received a Master’s degree in Chemical Engineering from the University of Pretoria in 1986 and an M.B.A. from the University of South Africa in 1995.

About Metabolix

Metabolix, Inc. is an advanced biomaterials company that is well positioned to address growing market demand for sustainable solutions in the plastics, chemicals and energy industries. The Company is developing and commercializing a family of high-performance biopolymers targeted to the markets for film and bag applications, performance additives and functional biodegradation. Metabolix’s biobased chemicals platform is focused on high-value segments and applications using its novel “FAST” recovery process. The Company also is developing a platform for co-producing plastics, chemicals and energy from crops. Metabolix has established an industry-leading intellectual property portfolio that, together with its knowledge of advanced industrial practice, provides a foundation for industry collaborations.

For more information, please visit www.metabolix.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding expectations for the Company’s growth, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Metabolix’s filings with the Securities and Exchange Commission. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

(MBLX-G)

Metabolix Contact:

Lynne H. Brum, 617-682-4693, LBrum@metabolix.com

Media Inquiries:

Schwartz MSL Boston

Keith Giannini  781-684-0770 metabolix@schwartzmsl.com